Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-200294) and Form S-8 (No. 333-45280, 333-58074, 333-71870, 333-85202, 333-104078, 333-113765, 333-117892, 333-122142, 333-132466, 333-140946, 333-149452, 333-157545, 333-165033, 333-166581, 333-172447, 333-179677, 333-186873, 333-194229) of Equinix, Inc. of our report dated March 6, 2017 relating to the financial statements of Telecity Group Limited (formerly Telecity Group plc), which appears in this Current Report on Form 8-K/A of Equinix, Inc.

/s/ PricewaterhouseCoopers LLP

London, United Kingdom

March 7, 2017